UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2019

Williams Industrial Services Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 770-879-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2019, Williams Industrial Services Group Inc. (the “Company”) appointed Randall R. Lay to serve as Senior Vice President, Chief Financial Officer and principal financial and accounting officer.

Prior to joining the Company, Mr. Lay, 65, served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of GEO Specialty Chemicals, Inc., a supplier of specialty chemicals and materials to the coatings, adhesives, medical, water treatment and construction markets, from December 2017 to August 2019, when it was acquired by CPS Performance Materials. From 2007 to June 2017, Mr. Lay served as Vice President and Chief Financial Officer of Lazy Days’ R.V. Center, Inc. (now a subsidiary of Lazydays Holdings, Inc.), which operates RV dealerships. From 2006 through 2007, Mr. Lay served as Senior Vice President of Buccino & Associates, Inc., a financial advisory and turnaround firm. Prior to that, Mr. Lay served at Universal Access Global Holdings Inc., a communications network integrator, from 2002 to 2006, including as Chief Financial Officer from June 2002 to July 2003; director and Chief Executive Officer from July 2003; and additionally as President from November 2003 until June 2006. From October 2001 to April 2002, Mr. Lay served as Senior Vice President and Chief Financial Officer of Metromedia Fiber Networks, Inc., a telecommunications company. From September 1993 to September 2001, Mr. Lay was employed by International Specialty Products Inc., a global supplier of specialty chemicals, most recently as Executive Vice President and Chief Financial Officer.

In connection with Mr. Lay’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Lay. The Employment Agreement provides for an initial term of one year with automatic one-year renewals unless earlier terminated pursuant to the provisions of the Employment Agreement or written notice of non-renewal is delivered by either party at least 90 days prior to the expiration of the then-current term. As of the Effective Date, Mr. Lay’s annual base salary is $325,000, which will be increased to $350,000, effective as of April 1, 2020 (subject to a satisfactory performance review by the Board of Directors of the Company). Mr. Lay’s short-term incentive (“STI”) bonus opportunity target is 65% of his annual base salary, which STI payment, if any, for the 2019 fiscal year will be pro-rated. Mr. Lay additionally received a long-term incentive award as an employment inducement award, granted outside of the Company’s 2015 Amended and Restated Equity Incentive Plan, comprised of restricted share units (“RSUs”) in respect of 150,000 shares. Of those, 100,000 RSUs are subject to time-based vesting conditions (with vesting in three equal annual installments on each of March 31, 2020, 2021 and 2022) and 50,000 of which are subject to performance-based vesting conditions (with vesting in two equal annual installments on each of March 31, 2021 and 2022, subject to achievement of the performance metrics to be established by the Board of Directors of the Company for the years ended December 31, 2020 and 2021). Such awards are subject to the terms and conditions of the respective award agreements.

The Employment Agreement entitles Mr. Lay to certain severance benefits if the Company terminates his employment other than for Disability or Cause (including by reason of not renewing the term), or if he terminates his employment for Good Reason (a “Qualified Termination”). In such event, subject to Mr. Lay signing and not revoking a release of claims in favor of the Company, the Company would pay him, among other things, continued annual base salary for a 12-month period, subsidized health insurance premiums for 12 months, STI earned for the prior year, if not paid, and, if terminated on or after April 1, a pro-rated STI based on actual results. If the Qualified Termination occurred within 90 days before or two years after a Change in Control of the Company, then the Company would pay or cause to be paid to Mr. Lay the following additional benefits: (i) his target STI for the fiscal year in which the termination occurs (without pro-ration), and (ii) his then-outstanding equity incentive awards would become vested in full (without pro-ration), with any specified performance objectives deemed to be satisfied at the “target” level. The Company would pay lower amounts of severance benefits if Mr. Lay’s employment is terminated due to death or Disability. The Company has also agreed to reimburse Mr. Lay for certain reasonable travel and other out-of-pocket expenses, including certain costs associated with his travel to the Company’s headquarters in Tucker, Georgia. The Employment Agreement additionally contains standard restrictive covenants.

All capitalized terms used but not defined herein have the meanings set forth in the Employment Agreement.

The Company expects to include copies of the Employment Agreement, the time-based RSU award agreement, and performance-based RSU award agreement as exhibits to a future periodic report, to be filed with the U.S. Securities and Exchange Commission. The foregoing description does not constitute a complete summary of the terms of the Employment Agreement, the time-based RSU award agreement, and performance-based RSU award agreement, and is qualified in its entirety by reference to the full text of each agreement.

The Company had previously entered into a short-term consulting agreement with Mr. Lay on September 2, 2019, which terminated by its terms on September 30, 2019.

There is no arrangement or understanding between Mr. Lay and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Lay and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Lay has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

On September 30, 2019, the Company issued a press release announcing Mr. Lay’s appointment as Senior Vice President, Chief Financial Officer, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated September 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2019

Williams Industrial Services Group Inc.

	By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Senior Vice President, Chief Administrative Officer, General Counsel & Secretary